UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2010

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montréal, Québec, Canada	H3B 5H2
(Address of principal executive offices)	(Zip Code)

(514) 875-2160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

In connection with the creditor protection proceedings previously instituted by AbitibiBowater Inc. (the “Company”) and certain of its subsidiaries under chapter 11 of the U.S. Bankruptcy Code and the Companies’ Creditors Arrangement Act (Canada), the U.S. Bankruptcy Court for the District of Delaware and the Superior Court of Quebec approved on July 14, 2010 and July 21, 2010, respectively, the Company’s entry into an amendment, dated as of July 15, 2010, to its Senior Secured Superpriority Debtor in Possession Credit Agreement, dated as of April 21, 2009, by and among the Company, Bowater Incorporated, Bowater Canadian Forest Products Inc., as debtors, debtors in possession and borrowers and Law Debenture Trust Company of New York, as administrative agent and collateral agent, and the lenders party thereto.

The Company entered into the amendment in light of improving market conditions and operational performance and repaid on July 21, 2010 $166 million of the outstanding principal amount, such that only $40 million in aggregate principal amount remains outstanding. The amendment also: (1) extends the maturity date to the earliest of December 31, 2010 and the effective date of the Company’s and its affiliates’ plans of reorganization, such that the Company can maintain the facility through the expected emergence date from creditor protection without resorting to the existing extension and consent provisions, (2) reduces the LIBOR floor and the applicable interest margins on advances and (3) modifies certain covenants, including granting the Company the ability to retain the proceeds from certain asset sales without triggering a mandatory prepayment. The Company paid an amendment fee of 0.5% of the aggregate principal amount outstanding before the repayment, or approximately $1 million. The Company will be required to pay a fee of 0.5% of the remaining principal amount outstanding if all amounts are not repaid in full on or before October 15, 2010.

Fairfax Financial Holdings Ltd. (“Fairfax”) is the parent company of certain lenders under the credit agreement. Along with certain of its subsidiaries, Fairfax also holds the 8.0% convertible notes due 2013, which are convertible into approximately 37 million shares of the Company. Fairfax and its affiliates appointed two directors to the Company’s board of directors pursuant to the related note purchase agreement, including Paul C. Rivett, vice president and chief legal officer of Fairfax.

A copy of the amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. This description is not complete and is qualified in its entirety by reference thereto.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Amendment No. 10, dated as of July 15, 2010, to the Senior Secured Superpriority Debtor in Possession Credit Agreement, dated as of April 21, 2009, by and among AbitibiBowater Inc., Bowater Incorporated, Bowater Canadian Forest Products Inc., as debtors, debtors in possession and borrowers and Law Debenture Trust Company of New York, as administrative agent and collateral agent, and the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABITIBIBOWATER INC.

Date: July 23, 2010	By:	/s/ Jacques P. Vachon
Name: Jacques P. Vachon
Title: Senior Vice President, Corporate Affairs and Chief Legal Officer

INDEX OF EXHIBITS

Exhibit No.	Description

10.1	Amendment No. 10, dated as of July 15, 2010, to the Senior Secured Superpriority Debtor in Possession Credit Agreement, dated as of April 21, 2009, by and among AbitibiBowater Inc., Bowater Incorporated, Bowater Canadian Forest Products Inc., as debtors, debtors in possession and borrowers and Law Debenture Trust Company of New York, as administrative agent and collateral agent, and the lenders.

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